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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-51897 and No. 333-73112), Form S-4 (No. 333-91746 and Form S-8 (No. 333-71404 and No. 333-91422) of Networks
Associates, Inc. of our report dated January 17, 2002 except as to Note 3, which is as of May 17, 2002 relating to the consolidated financial statements, which appears in this Form 8-K.


/s/ PricewaterhouseCoopers


PricewaterhouseCoopers LLP
San Jose, California
June 28, 2002